Exhibit 10.1

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

PURCHASING AGREEMENT

This Purchasing Agreement (the “Agreement”) dated as of the      day of                     , 2008, by and among the undersigned, ICOP Digital, Inc., a Colorado corporation (hereinafter called “CLIENT”) and [***] (hereinafter called “PURCHASER”). CLIENT and PURCHASER agree as follows:

1.	PURPOSE OF AGREEMENT.

CLIENT desires to obtain financing in the amount of Five Million Dollars ($5,000,000.00), which may be amended from time to time at PURCHASER’S discretion, by selling and assigning to PURCHASER Accounts (as hereinafter defined) at a discount below face value.

2.	DEFINITIONS.

“Account” means and includes all of CLIENT’S now existing or hereafter arising i) accounts as defined under the UCC, and ii) rights to payment for goods, merchandise, or inventory sold, rented, or leased, or for services rendered, including without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance, all collateral security and guarantees of any kind given by any obligor with respect to any of the foregoing, and all goods returned to or reclaimed by Client that correspond to any of the foregoing and all proceeds of the foregoing.

“Advances” means all funds remitted to CLIENT by Purchaser and at CLIENT’S request from the sale and assignment of CLIENT’S Accounts to Purchaser prior to the collection thereof by PURCHASER.

“Alternate Base Rate” is defined as the greater of (1) LIBOR plus 2.75% or (2) Prime Rate.

“Customer” means CLIENT’S customer or the account debtor.

“Collateral” means the intangible or tangible property given as security to PURCHASER by CLIENT for any Obligations of CLIENT to PURCHASER as defined in Section 5.

“Dispute” means any claim by a Customer against CLIENT, of any kind whatsoever, valid or invalid, that reduces or potentially reduces the amount collectible from Customer by PURCHASER.

“Ledger Debt” means any debt, liability or obligation now or hereafter owing by Client to others, including any present or future client of Purchaser, which Purchaser may have obtained or may obtain by purchase, assignment, negotiation, discount, participation or otherwise.

“LIBOR” means, at any time, an interest rate per annum equal to the interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) as published in the “Money Rates” section of The Wall Street Journal (or another national publication selected by PURCHASER) as the one month London Interbank Offered Rate for United States dollar deposits or such other language (or, if such page shall cease to be publicly available or, if the information/description contained on such page, in PURCHASER’s sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, the such rate as reported by any publicly available recognized source of similar market data selected by PURCHASER that, in PURCHASER’s reasonable judgment, accurately reflects such London Interbank Offered Rate) but in no event shall LIBOR be less than 3%.

“Obligations” means all present and future Obligations owing by Client to PURCHASER of every kind and nature, whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether presently contemplated or not, regardless of how the same arise, or by what instrument, agreement, or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, whether arising before, during or after the commencement of any federal Bankruptcy Case in which Client is a debtor, including but not limited to, Ledger Debt, fees and expenses, Obligations arising pursuant to guaranties, letters of credit or acceptance transactions or any other financial accommodations.

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

“Prime Rate” means, at any time, the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate” (currently defined as the base rate on corporate loans posted by at least 75% of the nation’s thirty (30) largest banks). In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by PURCHASER.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Florida.

All terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meanings and definition ascribed to such terms under the UCC, unless otherwise defined herein.

3.	PURCHASE: GENERAL TERMS.

3.1 Purchases of Accounts. CLIENT shall from time to time sell, transfer and assign all of its Accounts to PURCHASER and said Accounts shall be identified by separate and subsequent written assignments on a form to be provided to CLIENT by PURCHASER. CLIENT agrees to offer and PURCHASER agrees to buy Accounts from CLIENT at a discount of three quarters of one percent (0.75%) (“Purchasing Fee”) from the face value of each Account for every thirty (30) days an Account is outstanding. The Purchasing Fee shall be calculated from the date of purchase by PURCHASER allowing for three (3) business days for collection.

3.2 Approval. PURCHASER reserves the right not to purchase an Account unless such Account is first submitted to PURCHASER by CLIENT for approval. PURCHASER is not obligated to buy any Account from CLIENT.

3.3 Sole Property. Upon the purchase of an Account by PURCHASER, the Account and all payments on said Account shall be the sole property of PURCHASER. Any interference by CLIENT with this payment may result in civil and/or criminal liability.

3.4 Advances. PURCHASER may, in its sole discretion, fund to CLIENT up to eighty five percent (85%) of the gross invoice amount of domestic Accounts (i) with respect to which less than 90 days have elapsed since the date of original invoice, (ii) but not including all Accounts owed by a Customer if the aggregate outstanding dollar amount of such Accounts not considered as eligible under clause (i) above is equal to or greater than 25%, and (iii) and not including all Accounts owed by a Customer if the amount of returns, allowances, credit losses, discounts and other offsets of such Accounts on an historic basis is greater than 4%. Invoices shall be supported by purchase orders and delivery receipts to be eligible for advances. PURCHASER will purchase Accounts on a full dominion, full notification basis and will be handled through a bank lockbox account controlled by PURCHASER. Maximum selling terms shall not exceed net sixty (60) days.

3.5 Reserve. PURCHASER may reserve and withhold an amount in a reserve account equal to Fifteen percent (15%) of the gross invoice amount of all Accounts purchased (“Reserve”). The Reserve will be deducted by PURCHASER from the Accounts at the time of purchase. Said Reserve may be held by PURCHASER and applied by PURCHASER against charge-backs or any Obligations of CLIENT to PURCHASER. In Purchaser’s sole discretion and assuming no Event of Default exists, the Reserve releases will be made available by PURCHASER to CLIENT each business day. Reserve releases are made only on Accounts that are paid by Customers or Accounts that are charged back, repurchased or otherwise settled by CLIENT in full. Reserve is not due and payable to CLIENT until any and all potential Obligations owing by CLIENT to PURCHASER or any reasonably anticipated claims are fully paid and satisfied. CLIENT grants to PURCHASER a security interest in this Reserve, which secures all Obligations. PURCHASER retains the right in its sole and absolute discretion, and in respect of which PURCHASER shall have no liability, to revise said Reserve from time to time if in PURCHASER’S judgment it is necessary to protect PURCHASER with regard to any Obligations owing by CLIENT to PURCHASER, or to protect PURCHASER against possible returns, claims or defenses of CLIENT’S Customers or any other contingencies. If an Event of Default has occurred and is continuing, or, in the event CLIENT shall cease selling Accounts to PURCHASER, PURCHASER shall not pay the amount in the Reserve to Client until all Accounts have been collected or PURCHASER has determined, in its sole discretion, that it will make no further efforts to collect any Accounts and all Obligations due PURCHASER hereunder have been paid.

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

3.6 Fees.

All fees due hereunder are fully earned and nonrefundable on the date incurred. Such fees shall be charged to the Reserve as an accommodation to Client but shall remain due and payable by Client at all times.

(a)	Base Index Fee. It is agreed by and between CLIENT and PURCHASER that CLIENT shall pay PURCHASER an additional fee based on the daily balance of outstanding advances on Accounts multiplied by the greater of (a) the sum of the Alternate Base Rate plus 2.5% or (b) 8.0%. The fee shall be computed on the basis of actual days elapsed and a 360-day year. The Alternate Base Rate in effect shall be determined by PURCHASER on a daily basis, with adjustments to such Alternate Base Rate to be made on the same date as any change in the Alternate Base Rate is determined by PURCHASER, which index shall be used in computing the Base Fee which is payable until the next announced change in the Alternate Base Rate. Such fee will be calculated monthly and charged against CLIENT’S Reserve as of the last day of each month for the month then ended.

(b)	Minimum Purchasing Fees. It is agreed by and between CLIENT and PURCHASER that, in consideration of the facility granted herein; CLIENT will sell to PURCHASER a minimum of Two Million Four Hundred Thousand and No/100 Dollars ($2,400,000) of Accounts (“Quarterly Minimum Accounts”) per calendar quarter. In the event CLIENT fails to sell to PURCHASER the minimum Accounts required herein, CLIENT shall remit to PURCHASER an amount equal to the following: the Quarterly Minimum Accounts less the gross face amount of Accounts sold to PURCHASER hereunder for such quarter, multiplied by the Purchasing Fee, assuming a thirty (30) day collection period. Such fee shall be calculated quarterly and charged to the Reserve on the last day of each quarter.

(c)	Unused Line Fee. N/A

(d)	Misdirected Payment Fee. It is agreed by and between CLIENT and PURCHASER that CLIENT shall pay PURCHASER the greater of (i) One Thousand and No/100 Dollars ($1,000); or (ii) fifteen percent (15%) of the amount of any payment on account of an Account, which has been received by CLIENT and not delivered in kind to PURCHASER within two (2) business days following the date of receipt by CLIENT.

(e)	Missing Notation Fee. It is agreed by and between CLIENT and PURCHASER that CLIENT shall pay PURCHASER the greater of (i) One Thousand and No/100 Dollars; or (ii) fifteen percent (15%) of the amount of any invoice payment which has been billed or received by PURCHASER, which does not have the proper [***] assignment language as given by [***].

3.7 Repurchase of Accounts. CLIENT will repurchase from PURCHASER i) any and all Accounts not paid within ninety (90) days from date of invoice, and ii) any Account that Purchaser requests that Client repurchase. Client shall repurchase such Accounts at One Hundred Percent (100%) of the gross invoice amounts of such Account in one of the following manners or combination thereof at PURCHASER’S option: (1) By submitting new Accounts, (2) By deducting said amount from the Reserve release due CLIENT, or (3) By payment from CLIENT. All short payments, discounts and any other Obligations CLIENT may have to PURCHASER may, at Purchaser’s election, be handled in the same manner. Notwithstanding the repurchase of an Account by CLIENT, any such Account so repurchased shall remain as Collateral in which the security interest of PURCHASER shall continue as provided for under this Agreement.

3.8 Reimbursable Expenses. PURCHASER incurs certain routine expenses and audit fees in the course of performing its functions with respect to the Accounts, a portion of which PURCHASER shall be entitled to deduct from the Reserve account. However, PURCHASER shall not be entitled to any deductions for routine expenses not specifically listed in this paragraph. The following is an itemization of the routine deductions to which PURCHASER shall be entitled: all out-of-pocket travel expenses and any amounts charged to Purchaser by any field examiners for each field examination performed, long distance telephone charges, legal fees incurred, postage, credit reports, wire transfers fees and charges, overnight mail delivery, UCC and other searches (including tax lien searches), filing fees, ACH transfer fees and charges, fees for returned items, bank charges and over advance fees.

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

3.9 Required Forms. When CLIENT offers a schedule of accounts to PURCHASER for sale, PURCHASER shall receive an original invoice and a copy thereof, a copy of the bill of lading, shipping document and proof of delivery, and contract, purchase order, and/or a purchase order number which corresponds with said invoice(s), as appropriate to the business of CLIENT. Each schedule of accounts offered shall be in an aggregate amount of not less than $40,000.00 and no invoices listed on said schedule shall be dated more than ten (10) days past its original date of issue.

3.10 Notification. PURCHASER is hereby authorized to notify any Customer that PURCHASER has purchased the Customer’s Account and that the Customer must make payments directly to PURCHASER. Client shall notify each Customer that it has sold and assigned each Account to Purchaser and shall direct each Customer to make all payments on Accounts to Purchaser.

3.11 Maximum Account. The total amount of Advances outstanding shall not exceed the sum of Five Million Dollars ($5,000,000.00), except PURCHASER may purchase additional Accounts from or advance additional sums to CLIENT as PURCHASER may elect from time to time at PURCHASER’S sole discretion.

4.	TERMINATION.

This Agreement shall continue in effect for eighteen (18) months from the initial purchase date hereof (the “Termination Date”) with annual renewals thereafter, unless terminated as follows:

(a) PURCHASER may terminate the Agreement at any time after the date of this Agreement by giving CLIENT sixty (60) days prior written notice of such termination; or

(b) CLIENT may terminate this Agreement on the Termination Date or any Renewal Termination Date by giving PURCHASER sixty (60) days prior written notice of such termination, by certified mail; or

(c) Upon the occurrence of any Event of Default by CLIENT, PURCHASER may terminate this Agreement immediately, without notice. Upon the effective date of termination, whether such termination is pursuant to the occurrence of an Event of Default or otherwise, all Obligations shall become immediately due and payable without notice or demand.

No termination of this Agreement, however occurring, shall affect Obligations of CLIENT or the rights, powers and remedies of PURCHASER under this Agreement or the security interest granted PURCHASER hereunder with respect to existing or future Collateral, until all Accounts have been paid to PURCHASER by Customers or CLIENT and until all Obligations of CLIENT to PURCHASER are paid or otherwise satisfied in full.

5.	GRANT OF SECURITY INTEREST.

5.1 In addition to the rights of ownership that PURCHASER acquires in those accounts that PURCHASER advances against under this Agreement, and in order to secure the repayment of any and all of Client’s Obligations to PURCHASER, CLIENT hereby grants PURCHASER a security interest in all of CLIENT’S present and future accounts, instruments, documents, chattel paper, general intangibles, deposit accounts, investment property, goods, inventory, equipment, the Reserve, commercial tort claims, letter of credit rights, letters of credit and inventory, as well as the proceeds thereof and all books, records, reports, memoranda, and/or data compilations, in any form (including, without limitation, corporate and other business records, customer lists, credit files, computer programs, printouts and any other computer materials and records), pertaining to any of the foregoing (hereafter collectively called “Collateral”).

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

5.2 CLIENT will cooperate with PURCHASER in obtaining a control agreement in form and substance satisfactory to PURCHASER with respect to Collateral consisting of deposit accounts, investment property; letter-of-credit rights, and electronic chattel paper. CLIENT shall deliver to PURCHASER the original of all Collateral consisting of instruments, documents, letter of credit or other negotiable collateral. Client agrees to comply with all appropriate laws in order to perfect Purchaser’s security interest in and to the Collateral and to execute such documents as Purchaser may require from time to time. Client authorizes Purchaser to file at such times and places as Purchaser may designate such financing statements, continuations and amendments thereto as are necessary or desirable to perfect Purchaser’s rights in and give notice of Purchaser’s purchase of the Accounts and Purchaser’s security interest in the Collateral under the UCC in effect in any applicable jurisdiction. Purchaser may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Collateral as “all assets” of Client or words of similar effect and which contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Client is an organization, the type of organization and any organization identification number issued to Client. Client agrees to furnish any such information to Purchaser promptly upon request. Any such financing statements, continuation statements or amendments may be signed by Purchaser on behalf of Client or filed by Purchaser without the signature of Client and may be filed at any time in any jurisdiction. Client acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement naming Client as the debtor and Purchaser as the secured party without the prior written consent of Purchaser, and Client agrees that it shall not do so without the prior written consent of Purchaser. Client hereby ratifies any UCC financing statements previously filed by Purchaser.

6.	GENERAL REPRESENTATIONS, WARRANTIES, AND COVENANTS.

CLIENT warrants and/or covenants that during the term of this Agreement and so long as any Obligations to PURCHASER remain unpaid that:

(a) CLIENT is a corporation duly organized, existing, and in good standing under the laws of the state or country of its incorporation, as represented at the beginning of this Agreement, and is qualified or licensed to do business in all other countries, states and provinces in which the laws thereof require CLIENT to be so qualified and/or licensed;

(b) CLIENT has not, during the five (5) years preceding the Agreement, been at any other location or known as or used any other corporate or fictitious name, except as disclosed to PURCHASER in writing.

(c) CLIENT has the corporate power and authority to make, deliver and perform this Agreement and the other agreements hereunder and has taken all corporate action necessary to be taken by it to authorize the sale of its Accounts on the terms and conditions of this Agreement;

(d) CLIENT’S business is solvent;

(e) CLIENT does business under no trade or assumed names except as indicated below. These names are a trade name and/or trade style by which CLIENT will or may identify and sell certain of its products and under which CLIENT will or may conduct a portion of its business, and are not an independent corporation or other legal entity. PURCHASER is hereby authorized to receive, endorse and deposit any and all checks sent to it in payment of such Accounts including such checks as are payable to any of the trade styles or trade names. Accounts invoiced in the name of any trade name or trade style are subject to all of the terms and conditions of this Agreement with the same force and effect as if they were in our corporate name.

Trade names or Trade styles: ICOP, ICOP Digital

(f) CLIENT has and will file all federal, state and local tax returns and other reports CLIENT is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and other similar charges, and pay promptly, when due, all such taxes, assessments, and other charges and will provide to PURCHASER proof of such tax payments as PURCHASER may request.

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

(g) Each Customer’s business is solvent to the best of CLIENT’S information and knowledge;

(h) At the time of purchase by PURCHASER, CLIENT is the lawful owner of and has good and undisputed title to the Accounts purchased by PURCHASER;

(i) Each Account offered for sale to PURCHASER is an accurate and undisputed statement of Obligations by Customer to CLIENT for a sum certain which is due and payable in 30 days or less or on such other terms, as are acceptable to PURCHASER in its discretion, which are expressly set forth on the face of all invoices;

(j) Each Account offered for sale to PURCHASER is an accurate statement of a bona fide sale, delivery and acceptance of merchandise or performance of service by CLIENT to Customer and is not subject to any Dispute, offset, counterclaim or deduction of any kind or nature;

(k) CLIENT does not own, control or exercise dominion over, in any way whatsoever, the business of any Customer;

(l) All financial records, statements, books or other documents shown to PURCHASER by CLIENT at any time, either before or after the signing of this Agreement are true and accurate;

(m) CLIENT shall not, under any circumstances or in any manner whatsoever, interfere with any of PURCHASER’S rights under this Agreement;

(n) CLIENT shall offer all of its Accounts to PURCHASER and will not purchase or sell Accounts except to PURCHASER for the period of this Agreement;

(o) All of the Collateral is owned by CLIENT alone, free and clear of all liens, claims, security interest(s) or encumbrances except those granted to PURCHASER or as set forth on Schedule 6 hereto and CLIENT will not transfer, pledge or give a security interest in nor permit any lien upon any of its Collateral to any other party;

(p) CLIENT shall not change or modify the terms of an original Account with any Customer unless PURCHASER first consents to such change in writing. For example, CLIENT may not extend credit to a Customer beyond thirty days without prior written consent from PURCHASER;

(q) CLIENT will maintain such insurance covering CLIENT’S business and/or the property of CLIENT’S Customers as is customary for businesses similar to the business of CLIENT and, at the request of PURCHASER, name PURCHASER as loss payee of such insurance;

(r) CLIENT will notify PURCHASER in writing prior to any proposed or actual change in CLIENT’S place of business or state of formation, any change in CLIENT’S principal executive office or the office or offices where CLIENT’S books and records concerning Accounts are kept or CLIENT’S name, location, identity, legal entity or corporate structure;

(s) CLIENT will, when requested by PURCHASER, execute any written instruments and do any other things necessary to effectuate more fully the purposes and provisions of this Agreement;

(t) CLIENT will furnish PURCHASER with financial statements and such other information as reasonably requested by PURCHASER from time to time;

(u) CLIENT will promptly notify PURCHASER of any attachment or any other legal process levied against CLIENT or any of CLIENT’S Customers known to CLIENT;

(v) CLIENT will not pledge the credit of PURCHASER to any person or business for any purpose whatsoever;

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

(w) CLIENT will, immediately upon sale of Accounts to PURCHASER, make proper entries on its books and records disclosing the absolute sale of said Accounts to PURCHASER;

(x) CLIENT’S Federal Employment Identification Number is 84-1493152.

(y) CLIENT agrees to execute any and all forms (i.e. Forms 8821 and/or 2848) that PURCHASER may require in order to enable PURCHASER to obtain and receive tax information issued by the Department of the Treasury, Internal Revenue Service, or receive refund checks.

(z) CLIENT will make each payment required hereunder, and/or under any instrument delivered hereunder, without setoff, deduction or counterclaim.

(a)(a) CLIENT shall maintain a Tangible Net Worth of at least Five Million Dollars ($5,000,000.00) at all times. As used herein, “Tangible Net Worth” will be defined, as of any date, as Total Assets less Intangible Assets including goodwill, trademarks, patents, deferred tax credits and customer lists including due from affiliates and related companies and other Intangible Assets at the discretion of [***] less Total Liabilities plus any Subordinated Debt measured on a monthly basis.

7.	DISPUTED ACCOUNTS.

7.1 Notice and Settlement. CLIENT must immediately notify PURCHASER of any Disputes between Customer and CLIENT. PURCHASER may settle any Dispute directly with Customer. Such settlement does not relieve CLIENT of final responsibility for payment of such Account.

7.2 Payment. CLIENT will immediately pay to PURCHASER the full amount of any Account subject to a Dispute of any kind whatsoever.

7.3 Charge-Back. If CLIENT does not fully settle a Dispute with immediacy, PURCHASER may, in addition to any other remedies under this Agreement, charge or sell back the Account to CLIENT.

7.4 Invoicing Error. Mistaken, incorrect and erroneous invoicing, submitted by CLIENT to PURCHASER may, at PURCHASER’S discretion, be deemed an Account subject to a Dispute and be charged-back to CLIENT.

7.5 Charge-Back Statement. PURCHASER shall identify in writing all charge-backs and provide to CLIENT a written statement thereof. Said statement shall be deemed an “ACCOUNT STATED” between CLIENT and PURCHASER as to said charge-backs except for any errors of which CLIENT shall have notified PURCHASER in writing within fifteen (15) days after the date of receipt by CLIENT of said statement.

8.	STATEMENTS/DISPOSAL OF DOCUMENTS.

8.1 Accounting Statements. Purchaser shall provide Client with information on the Accounts and a monthly reconciliation of the purchasing relationship relating to billing, collection, Reserve and Advances. All of the foregoing shall be in a format and in such detail, as Purchaser, in its sole discretion, deems appropriate. Purchaser’s books and records shall be admissible in evidence without objection as prima facie evidence of the status of the Accounts and Reserve between Purchaser and Client. Each statement, report, or accounting rendered or issued by Purchaser to Client shall be deemed conclusively accurate and binding on Client unless within thirty (30) days after the date of issuance Client notifies Purchaser to the contrary in writing, setting forth with specificity the reasons why Client believes such statement, report, or accounting is inaccurate, as well as what Client believes to be correct amount(s) therefore. If the Client gives notice of its disagreement with Purchaser’s statement, all matters in such statement that are not objected to in Client’s notice, shall be deemed conclusively accurate and binding on Client. Client’s failure to receive any monthly statement shall not relieve it of the responsibility to request such statement and Client’s failure to do so shall nonetheless bind Client to whatever Purchaser’s records would have reported.

8.2 Disposal Of Documents. CLIENT authorizes PURCHASER, in its sole discretion, to make computer images of or to dispose of any documents, schedules, invoices or other papers delivered to PURCHASER in connection with this Agreement at any time after said documents, schedules, invoices or other papers have been delivered to PURCHASER.

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

9.	HOLD IN TRUST.

CLIENT agrees that even though PURCHASER shall use its best efforts to notify all of CLIENT’s Customers of the sale and assignment by CLIENT to PURCHASER of certain Accounts, some payments may be sent directly to CLIENT. All payments on Accounts are the sole and exclusive property of PURCHASER. In such circumstance CLIENT promises not to negotiate said check or other forms of payment, but to hold same in trust and safekeeping for the benefit of PURCHASER and to turn over to PURCHASER the payment received immediately in kind.

In the event CLIENT receives a check or other form of payment owing to PURCHASER, but some portion of said payment is owing to CLIENT, CLIENT agrees to turn over said payment in kind to PURCHASER, and PURCHASER will remit CLIENT’S portion thereof, provided that there are no Obligations outstanding and CLIENT is not in Default with PURCHASER.

10.	FINANCIAL RECORDS; EXAMS.

10.1 CLIENT shall keep books of accounts and prepare financial statements and shall cause to be furnished to PURCHASER the following (all of the foregoing and following to be kept and prepared in accordance with generally accepted accounting principles): (i) as soon as available, but not later than ninety (90) days after the close of each fiscal year of CLIENT hereafter, reviewed financial statements of CLIENT, including balance sheet, income statement, as at the end of such year provided by a firm of independent certified public accountants reasonably acceptable to PURCHASER and selected by CLIENT; (ii) as soon as available, but not later than forty-five (45) days after the end of each quarter hereafter, an unaudited balance sheet, a year-to-date income statement, fairly presenting the financial position and results of operations of CLIENT for such period; and (iii) such other data and information (financial and otherwise) as PURCHASER, from time to time, may reasonably request, bearing upon or related to the Collateral, CLIENT’S financial condition and/or results of operations.

10.2 PURCHASER (by any of its officers, employees or agents) shall have the right, at any time during CLIENT’S usual business hours, to inspect any of the business locations or premises of CLIENT, the Collateral, all books and records related to the Accounts or the collection thereof, as well as those related to CLIENT’S general business and financial condition, and the right at any time to discuss CLIENT’S affairs and finances and the Accounts with any attorney, accountant, creditor or Customer of CLIENT. CLIENT shall pay to PURCHASER a fee of $900 per day for any such inspections. Absent an Event of Default, PURCHASER may conduct no more than one such inspection per calendar quarter; provided that after the occurrence and during the continuance of an Event of Default, PURCHASER may conduct as many such examinations at CLIENT’s expense as PURCHASER may choose.

11.	CONDITIONS PRECEDENT

11.1 Conditions of Purchase. The obligation of PURCHASER to make any purchase of Accounts under the Agreement on the closing date is subject to the satisfaction of the following conditions precedent: (a) PURCHASER shall have received and found satisfactory, results of UCC, tax lien, pending litigation and judgment record searches on CLIENT; (b) All UCC financing statements required or, in PURCHASER’S opinion, advisable to be filed in order to create, in favor of the PURCHASER, a perfected lien on the Collateral shall have been properly filed in each office in each jurisdiction in which such filings are required or, in PURCHASER’S opinion, advisable; (c) PURCHASER shall have received and found satisfactory, results of due diligence reports on CLIENT’S principals and guarantors; (d) PURCHASER shall have received and found satisfactory, results of an on-site examination of CLIENT; (e) PURCHASER shall have satisfactory response to pre-funding Account verifications; (f) PURCHASER shall have received from CLIENT, signed notification letters to Customers; (g) PURCHASER shall have completed its due diligence examination of CLIENT and formally approved the credit; and (h) All other documents and legal matters in connection with the transaction contemplated by the Agreement and the Other Agreements shall be satisfactory in form and substance to PURCHASER and its counsel.

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

12.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT.

12.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”: (a) CLIENT shall receive payment on any Account and fail to deliver said payment to PURCHASER; (b) CLIENT or any person that is a guarantor of CLIENT shall fail to pay any Obligations to PURCHASER when due and payable; (c) CLIENT shall breach any term, provision, covenant, warranty or representation under this Agreement, or under any other agreements or contracts between CLIENT and PURCHASER or obligation of CLIENT to PURCHASER; (d) the appointment of any receiver or trustee of all or a substantial portion of the assets of CLIENT; (e) CLIENT shall become insolvent or unable to pay debts as they mature, shall make a general assignment for the benefit of creditors or shall voluntarily file under any bankruptcy or similar law; (f) any involuntary petition in bankruptcy shall be filed against CLIENT and not be dismissed or stayed within 60 days; (g) any levies of attachment, executions, tax assessments or similar process shall be issued against the Collateral and shall not be released within 10 days thereof; (h) any financial statements, profit and loss statements, borrowing certificates or schedules, or other statements furnished by CLIENT to PURCHASER prove false or incorrect in any material respect; (i) CLIENT shall refuse to provide any financial statements, profit and loss statements, borrowing certificates or schedules, or other statements required by PURCHASER; (j) any guarantor of the liabilities and Obligations shall be in default under any agreements to which it is a party, or demand is made on any such guarantor under the terms of any guaranty to which guarantor is a party; or (k) there shall occur any change in the ownership or control of CLIENT (where “control” is the power to direct the operation and/or management of CLIENT through direct or indirect ownership of voting or membership shares or otherwise).

12.2 Remedies. Upon a Default, Purchaser may, without demand or notice to Client, exercise all rights and remedies available to it under this Agreement, under the UCC or otherwise, including without limitation, terminating this Agreement and declaring all Obligations immediately due and payable provided, however, if the Event of Default is described under clauses (e) or (f) of Section 12.1, such termination and acceleration shall automatically occur without any notice, demand or presentment of any kind. Without notice to or demand upon Client or any other Person, Purchaser may make such payments and do such acts as Purchaser considers necessary or reasonable to protect its security interest in the Collateral. Without limiting the foregoing, PURCHASER shall have (a) the right to open mail to CLIENT, (b) collect any and all amounts due CLIENT from Customers, (c) The right to (i) enter upon the premises of CLIENT, without any obligation to pay rent, through self-help and without judicial process, without first obtaining a final judgment or giving CLIENT notice and opportunity for a hearing on the validity of PURCHASER’S claim, or any other place or places where the Collateral is located and kept, and remove the Collateral there from to the premises of PURCHASER or any agent of PURCHASER, for such time as PURCHASER may desire, in order to effectively collect or liquidate the Collateral, and/or (ii) require CLIENT to assemble the Collateral and make it available to PURCHASER at a place to be designated by PURCHASER, in its sole discretion; (d) The right to (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all the CLIENT’S rights and remedies with respect to the collection of the Accounts; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts; (vii) discharge and release the Accounts; (viii) take control, in any manner, of any item of payment or proceeds; (ix) prepare, file and sign CLIENT’S name on any proof of claim in bankruptcy or similar document against any Account Debtor; (x) prepare, file and sign CLIENT’S name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts; (xi) do all acts and things necessary, in PURCHASER’S sole discretion, to fulfill CLIENT’S Obligations under this Agreement; (xii) endorse the name of CLIENT upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts and inventory; (xiii) use CLIENT’S stationery and sign the name of CLIENT to verifications of the Accounts and notices thereof to Account Debtors; (xiv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and inventory to which CLIENT has access; (xv) require CLIENT to repurchase the uncollected Accounts; (xvi) cease purchasing Accounts from CLIENT; and (xvii) reduce the advance rate on eligible Accounts; (e) The right to (i) sell or to otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as PURCHASER, in its sole discretion, may deem advisable; (ii) adjourn such sales from time to time, with or without notice; (iii) conduct such sales on CLIENT’S premises or elsewhere and use CLIENT’S premises without charge for such sales for such time or times as PURCHASER may see fit; (iv) use, in connection with any assembly or disposition of the Collateral, without charge, CLIENT’S labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

property of a similar nature, as it pertains to the Collateral used by CLIENT and PURCHASER may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys’ fees and expenses incurred by PURCHASER for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral and second to Obligations owed PURCHASER by CLIENT. If any deficiency shall arise, CLIENT shall remain liable to PURCHASER therefore.

13.	MISCELLANEOUS.

13.1	Expenses and Attorneys’ Fees.

(a) CLIENT has paid PURCHASER a non-refundable deposit in the amount of Ten Thousand Dollars ($10,000.00) to cover any and all expenses, including underwriting and reasonable attorney’s fees that PURCHASER may incur in connection with the documentation of this transaction.

(b) CLIENT agrees to pay all costs and expenses (including without limitation the reasonable attorney’s fees of PURCHASER’S legal counsel) incurred by PURCHASER in connection with the interpretation and enforcement of PURCHASER’S rights under this Agreement, any other documents executed in connection with this Agreement, and all amendments, modifications and supplements thereof or thereto.

13.2 Power of Attorney. In order to carry out this Agreement, CLIENT irrevocably appoints PURCHASER, or any person designated by PURCHASER, its special attorney in fact, or agent, with power of substitution, and with power to: (a) strike out CLIENT’S address on all invoices, accounts, etc. mailed to Customers and insert PURCHASER’S address; (b) receive, open and dispose of all mail addressed to CLIENT or to CLIENT’S fictitious trade name via PURCHASER’S address; (c) endorse the name of CLIENT or CLIENT’S fictitious trade name on any checks or other evidences of payment that may come into the possession of PURCHASER, or pursuant to an Event of Default, on any other documents relating to any of the Accounts or Collateral; (d) in CLIENT’S name, or otherwise, demand, sue for, collect, and give releases for any and all monies due or to become due on Accounts; (e) compromise, prosecute, or defend any action, claim or proceeding as to said Accounts; (f) upon the happening of an Event of Default notify the Post Office authorities to change the address for delivery of mail addressed to CLIENT to such address as PURCHASER may designate; (g) sell in whole or in part for cash, credit or property to others or to itself at any public or private sale with respect to or otherwise deal with any of the Collateral as fully and completely as if PURCHASER were the absolute owner thereof; (h) from time to time offer a trade discount to CLIENT’S Customers; (i) do any and all things necessary and proper to carry out the purpose intended by this Agreement. The authority granted PURCHASER shall remain in full force and effect until all assigned Accounts are paid in full and any Obligations of CLIENT to PURCHASER is discharged.

13.3 Hold Harmless. Client hereby indemnifies and agrees to hold harmless and defend PURCHASER from and against any and all claims, judgments, liabilities, fees and expenses (including attorney’s fees) which may be imposed upon, threatened or asserted against PURCHASER at any time and from time to time in any way connected with this Agreement or the Collateral.

13.4 Successors and Assigns; Participation. Notwithstanding anything herein to the contrary, the PURCHASER may, without consent of the CLIENT, grant a security interest in, sell or assign, grant or sell participations in or otherwise transfer all or any portion of its rights and Obligations hereunder to one or more persons. Client may not assign its rights or obligations hereunder without the prior written consent of Purchaser. This Agreement inures to the benefit of and is binding upon the heirs, executors, administrators, successors and assigns of the parties to it.

13.5 Cumulative Rights. All rights, remedies and powers granted to PURCHASER in this Agreement, or in any note or other agreement given by CLIENT to PURCHASER, are cumulative and may be exercised from time to time as to all or any part of the pledged Collateral as PURCHASER in its discretion may determine.

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

13.6 Written Waiver. PURCHASER may not waive its rights and remedies unless the waiver is in writing and signed by PURCHASER. A waiver by PURCHASER of a right or remedy under this Agreement on one occasion is not a waiver of the right or remedy on any subsequent occasion.

13.7 Severability. If any provision of this Agreement shall be declared illegal or contrary to law, it is agreed that such provision shall be disregarded and this Agreement shall continue in force as though such provision had not been incorporated herein.

13.8 Governing Law; Jurisdiction; Venue, Waiver of Jury Trial and Service of Process.

(A) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH STATE, AND CLIENT HEREBY AGREES TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN PALM BEACH COUNTY, FLORIDA, AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON CLIENT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE CERTIFIED MAIL DIRECTED TO CLIENT AT ITS ADDRESS AS IT APPEARS AT THE BEGINNING OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U. S. MAILS, CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID. CLIENT WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT PURCHASER’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT PURCHASER’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST CLIENT OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

(B) EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

13.9 Entire Agreement. This instrument contains the entire Agreement between the parties. Any addendum or modification hereto must be signed by both parties and attached hereto in order to be effective.

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

IN WITNESS WHEREOF, the parties hereunto have set their hand as of the day and year specified at the beginning hereof.

ICOP Digital, Inc.

By:
David C. Owen, CEO

STATE OF

COUNTY OF

Before me, the undersigned authority, on this date personally appeared David C. Owen, CEO of ICOP Digital, Inc., a Colorado corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation.

Given under my hand and seal this      day of                     , 2008.

Notary Public

(SEAL)

My Commission Expires:

______________________

Commission No.

Accepted this      day of

                    , 2008

at West Palm Beach, Florida.

“PURCHASER”

[***]

By:

[***]

Portions of this document have been redacted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “[***]”

Schedule 6

Exceptions to Representations and warranties

UCC Filing Number	Secured Party	Collateral
096103387	Equity Bank	Security Interest in Inventory, Accounts and Other Rights to Payments, General Intangibles, Deposit Accounts
(UCC WILL BE TERMINATED UPON FUNDING OF FACILITY)
096103353	Equity Bank	All Collateral
(UCC WILL BE TERMINATED UPON FUNDING OF FACILITY)